FELESKY FLYNN
                            BARRISTERS & SOLICITORS
                           3400 FIRST CANADIAN CENTRE
                              350 - 7 AVENUE S.W.
                         CALGARY ALBERTA CANADA T2P 3N9
                               TEL (403) 260-3300


                                  May 6, 1997



Board of Directors
HealthCare Capital Corp.
111 S.W. Fifth Avenue, Suite 2390
Portland, Oregon  97204

Ladies and Gentlemen:

          We have acted as tax counsel for HealthCare Capital Corp. ("HealthCare") in connection with the registration of certain shares of HealthCare's common stock under the Securities Act of 1993, as amended
("Securities Act"). We hereby confirm the opinion described under the caption "Canadian Federal Income Tax Considerations" in the prospectus that is part of HealthCare's registration statement on Form SB-2 ("Registration Statement").

          We also hereby consent to the use of our name under the "Canadian Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                Very truly yours,

                                FELESKY FLYNN

                                /s/ H. George McKenzie, Q.C.
                                By: H. George McKenzie, Q.C.